                          FIFTH SUPPLEMENTAL INDENTURE
                          ----------------------------

                  This FIFTH SUPPLEMENTAL INDENTURE, dated as of February ___, 1999 (this "Supplemental Indenture"), is by and between SALTON SEA FUNDING CORPORATION, a Delaware corporation (the "Funding Corporation"), and CHASE MANHATTAN BANK AND TRUST COMPANY, NATIONAL ASSOCIATION, a banking association organized under the federal laws of the United States of America, as Trustee (together with its successors in such capacity, the "Trustee").

                              W I T N E S S E T H:

                  WHEREAS, the Funding Corporation and the Trustee have entered into that certain Trust Indenture dated as of July 21, 1995 (as amended, modified or supplemented by that certain First Supplemental Indenture dated as of October 18, 1995, that certain Second Supplemental Indenture dated as of June 20, 1996, that certain Third Supplemental Indenture dated as of July 29, 1996, that certain Fourth Supplemental Indenture dated as of October 13, 1998 and this Supplemental Indenture, and as subsequently amended, modified or supplemented, the "Indenture") by and between the Funding Corporation and the Trustee;

                  WHEREAS, the Funding Corporation has been formed for the sole purpose of issuing securities under the Indenture, as principal and as agent for the Guarantors (as defined in the Indenture), and for entering into those transactions incidental thereto;

                  WHEREAS, (i) the Salton Sea Guarantors have guaranteed to the Trustee the payment of principal, premium (if any), interest and other amounts due from the Funding Corporation to the Secured Parties, and (ii) the Partnership Guarantors and the Royalty Guarantor have guaranteed to the Trustee the payment of principal, premium (if any), interest and other amounts due from the Funding Corporation to the Secured Parties up to an amount equal to, with respect to the Partnership Guarantors and the Royalty Guarantor, such Guarantors' Available Cash Flow;

                  WHEREAS, Funding Corporation is a wholly-owned subsidiary of Magma and Magma is a wholly-owned subsidiary of CalEnergy. After the execution of this Supplemental Indenture, CalEnergy intends to divest 50% of its indirect interests in the Funding Corporation, and 50% of its interests in Magma and, except as provided below, the Guarantors (the "Divestiture"). The Divestiture is intended to permit the geothermal power generating facilities located in Imperial Valley, California, which are owned by indirect subsidiaries of CalEnergy (the "Power Projects"), to maintain their status as Qualifying Facilities following CalEnergy's acquisition of MidAmerican Energy Holdings Company, an Iowa corporation ("MidAmerican"). The Funding Corporation, pursuant to that certain Consent Solicitation dated as of February ____, 1999 (the "Consent Solicitation"), has sought and received the consent of the Holders of not less than 51% in the aggregate principal amount of the Securities then Outstanding (the "Requisite Consents"), to amend or waive certain restrictive covenants and other provisions in the Indenture, thereby removing any Events of Default under the Indenture that would result in connection with CalEnergy's consummation of the Divestiture;

                  WHEREAS, prior to the consummation of the Divestiture, each of three Guarantors, Fish Lake, the Royalty Guarantor and BN/Geothermal propose to be converted from a corporation to a Delaware limited liability company (the "LLC Restructuring"). The LLC Restructuring will be implemented through the merger of each of the aforementioned corporate Guarantors into newly-formed limited liability company Guarantors, Fish Lake Power LLC, Salton Sea Royalty LLC and VPC Geothermal LLC, which are owned by the same parent companies in the same proportions as such aforementioned corporate Guarantors. The Funding Corporation, pursuant to the Consent Solicitation, has sought and received the Requisite Consents of the Holders to waive certain covenants in the Indenture and the Credit Agreements, thereby removing any Events of Default under the Indenture and the Credit Agreements that would result from the consummation of the LLC Restructuring;

                  WHEREAS, the Zinc Project is not a Power Project and is currently owned by Minerals LLC. SSMC and Magma each own a 50% membership interest in Minerals LLC. CalEnergy intends to retain 100% of its interest in the Zinc Project, which will be accomplished, prior to the consummation of the Divestiture, by: (i) a contribution by Magma to SSMC of Magma's membership interests in Minerals LLC, (ii) a dividend to CalEnergy of Magma's membership interests in Minerals LLC and Magma's stock in SSMC, and (iii) if applicable, a dividend to CalEnergy via Magma of the Funding Corporation's stock in SSMC (collectively, the "Zinc Project Restructuring"). This will result in CalEnergy owning 100% of the stock of SSMC and SSMC owning 100% of the membership interests in Minerals LLC. The Funding Corporation, pursuant to the Consent Solicitation, has sought and received the Requisite Consents of the Holders to waive certain covenants in the Indenture, thereby removing any Events of Default under the Indenture that would result from the consummation of the Zinc Project Restructuring;

                  WHEREAS, Fish Lake Power LLC, Salton Sea Royalty LLC and VPC Geothermal LLC wish to confirm their assumption of the obligations of Fish Lake, the Royalty Guarantor and BN/Geothermal, respectively;

                  WHEREAS, prior to the consummation of the Divestiture, Funding Corporation desires to increase the assets securing the Guarantors' obligations under the Credit Agreements and Funding Corporation's obligations under the Indenture by adding two additional Guarantors: CESS and SSMC;

                  WHEREAS, prior to the consummation of the Divestiture, Magma intends to contribute to CESS Magma's membership interests in Power LLC and Turbo LLC. This will result in CESS owning 100% of the membership interests of Power LLC and Turbo LLC;

                  WHEREAS, prior to the consummation of the Divestiture, CalEnergy desires to increase the assets securing the Partnership Guarantors' obligations under the Partnership Credit Agreement by entering into that certain guarantee (the "CalEnergy Guarantee") pursuant to which CalEnergy shall guarantee (subject to its right to terminate or amend such guarantee) certain of the regularly scheduled payment obligations of the Partnership Guarantors to Funding Corporation under that certain promissory note dated October 13, 1998 in the amount of

$201,728,000 executed by the Partnership Guarantors in favor of Funding Corporation pursuant to the Partnership Credit Agreement in connection with the sale of the Series F Securities;

                  WHEREAS, Section 8.1 of the Indenture provides that the terms thereof may be amended or supplemented from time to time by the Funding Corporation and the Trustee, without the consent of the Holders, pursuant to a supplemental indenture, for one or more of the purposes set forth therein, which purposes include, without limitation, to increase the assets securing the Funding Corporation's obligations under the Indenture and to cure any ambiguity or to correct or supplement any provisions which may be defective or inconsistent with any other provision therein;

                  WHEREAS, Section 8.2 of the Indenture provides that the terms thereof may be amended or supplemented from time to time (subject to certain limitations which are not applicable here) pursuant to a supplemental indenture approved by the Requisite Consents of the Holders, for the purpose of adding any mutually agreeable provisions to or changing in any manner or eliminating any of the provisions of, the Indenture;

                  WHEREAS, Section 8.3 of the Indenture provides that the terms of the Credit Agreements or Project Notes may be amended or supplemented from time to time by the Funding Corporation and the Trustee, without the consent of the Holders, for one or more of the purposes set forth therein, which purposes include, without limitation, to increase the assets securing the Guarantors' obligations under the Credit Agreements or the Project Notes and to cure any ambiguity or to correct or supplement any provisions which may be defective or inconsistent with any other provision therein;

                  WHEREAS, Section 8.3 of the Indenture provides that the terms of the Credit Agreements and the Project Notes may be amended or supplemented from time to time and the Funding Corporation and the Trustee may grant a waiver or consent thereunder (subject to certain limitations which are not applicable here) with the Requisite Consents of the Holders;

                  WHEREAS, the Funding Corporation and the Trustee desire to amend Sections 5.19 and 8.3 of the Indenture to add additional covenants of the Funding Corporation and to confer upon the Holders additional rights with respect to the CalEnergy Guarantee;

                  WHEREAS, the execution and delivery of this Supplemental Indenture have been duly authorized and all things necessary to make this Supplemental Indenture a valid and binding agreement have been done.

                  NOW, THEREFORE, for and in consideration of the premises and of the covenants herein contained and of the purchase of the Securities by the Holders (as defined in the Indenture) thereof, it is mutually covenanted and agreed, for the benefit of the parties hereto and the equal and proportionate benefit of all Holders of the Securities, as follows:

SECTION 1. Definitions. Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture.

SECTION 2.  Amendments To Indenture.
            -----------------------

                  (a) Section 5.15 of the Indenture is hereby amended so that the Zinc Project Restructuring and the LLC Restructuring, together with any transactions in connection therewith, do not constitute a breach of such provision or result in an Event of Default under the Indenture.

                  (b) Section 6.1(i) of the Indenture is hereby amended and restated to read in its entirety as follows:

                           "CalEnergy shall cease to beneficially own and control, directly or indirectly, (i) at least 50% of the outstanding shares of capital stock of CEOC or VPC, (ii) at least 50% of the general partnership interests and economic interests of SSBP, SSPG, Elmore, Leathers, Del Ranch and Vulcan, (iii) at least 50% of the voting interests and economic interests in Fish Lake, and (iv) at least 50% of the membership voting interests and economic interests in each of Minerals LLC, Power LLC and Turbo LLC; or"

                  (c) Exhibit A of the Indenture is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

                           (i) "Fish Lake LLC" means Fish Lake Power LLC, a Delaware limited liability company."

                           (ii) "Imperial Magma LLC" means Imperial Magma LLC, a Delaware limited liability company."

                           (iii) "LLC Restructuring Effective Date" means the effective date of the LLC Restructuring."

                           (iv) "Royalty LLC" means Salton Sea Royalty LLC, a Delaware limited liability company."

                           (v) "VPC LLC" means VPC Geothermal LLC, a Delaware limited liability company."

                  (d) Exhibit A of the Indenture is hereby amended by:

                           (i) deleting the definition of "Magma" and replacing
it with the following definition:

                           ""Magma" means Magma Power Company, a Nevada
corporation."

                  (e) From and after the LLC Restructuring Effective Date:

                           (i) Section 5.19 of the Indenture is hereby amended
and restated to read in its entirety as follows:

                           "Credit Agreements, Project Notes and CalEnergy Guarantee. (a) The Funding Corporation shall not consent to, enter into or grant any amendment, waiver, consent, change or modification to any Credit Agreement, any Project Note or the CalEnergy Guarantee, except as in compliance with Section 8.3.

                           (b) The Funding Corporation will enforce all of its rights under the Credit Agreements, the Project Notes and the CalEnergy Guarantee for the benefit of the Trustee and the Holders. The Funding Corporation shall exercise all remedies under the Credit Agreements and the Project Notes (including acceleration of the Project Notes) as directed by the Required Holders in accordance with the terms hereof and the Intercreditor Agreement."

                           (ii) Section 8.3 of the Indenture is hereby amended
and restated to read in its entirety as follows:

                           "Amendment of Credit Agreements, Project Notes and CalEnergy Guarantee. The Funding Corporation and the Trustee may without the consent of or notice to the Holders consent to: (a) any amendment or modification of any Credit Agreement, any Project Note or the CalEnergy Guarantee (i) to add additional covenants of the Guarantors party thereto, to surrender any rights or power therein conferred upon any Guarantor or to confer upon the Funding Corporation any additional rights, remedies, benefits, powers or authorities that may lawfully be conferred; (ii) to increase the assets securing the Guarantors' obligations thereunder; (iii) to provide for the issuance of additional Project Notes in connection with the issuance of Additional Securities; (iv) for any purpose not inconsistent with the terms of this Indenture or the Credit Agreements, the Project Notes or the CalEnergy Guarantee, to cure any ambiguity or to correct or supplement any provision contained in the Credit Agreements, the Project Notes or the CalEnergy Guarantee which may be defective or inconsistent with any provision contained therein; or (v) in connection with and to reflect any amendments to the provisions thereof required by the Rating Agencies in circumstances where confirmation of the Ratings are required under the Credit Agreements in connection with the incurrence of Permitted Debt or the taking (or refraining from taking) of other actions by the Guarantors; and (b) any other amendment or modification or any termination of the CalEnergy Guarantee; provided that, in connection therewith, each of the Rating Agencies confirms that such amendment, modification or termination will not result in a lowering of the existing ratings assigned to the Securities at the time of any such action. Except as otherwise provided in this Section 8.3, neither the Funding Corporation nor the Trustee shall consent to any other amendment or modification of any Credit Agreement, any Project Note or the CalEnergy Guarantee or grant any waiver or consent thereunder without the written approval or consent of the Holders of not less than 51 percent in aggregate principal amount of the Securities then Outstanding. Any amendment or change to a Credit Agreement or a Project Note which changes (i) the amount of payments due thereunder, (ii) the Person to whom such payments are to be made or
         (iii) the dates on which such payments are to be made shall not be made without the unanimous consent of the Holders."

                           (iii) Exhibit A to the Indenture shall be deemed to
have been amended by deleting the definition of "BN/Geothermal" and all other references in the Indenture to BN/Geothermal shall be deemed to be references to VPC LLC;

                           (iv) Exhibit A to the Indenture shall be deemed to
have been amended by deleting

the definition of "Fish Lake" and all other references in the Indenture to Fish Lake shall be deemed to be references to Fish Lake LLC;

                  (f) In addition, from and after the LLC Restructuring Effective Date, Exhibit A of the Indenture shall be deemed to have been amended by:

                           (i) "CalEnergy Guarantee" means that certain
         CalEnergy Guarantee dated as of February ___, 1999 executed by CalEnergy in favor of Funding Corporation."

                           (ii) deleting the clause (i)(A) from the second and
third lines of the definition of "Debt Service Coverage Ratio" and replacing it with the following clause:

                           "(i)(A) the sum of all revenues (including interest and fee income but excluding any insurance proceeds and other similar non-recurring receipts) of the Guarantors for such period plus, to the extent not included therein, the sum of all payments with respect to Indebtedness (as such term is defined in the CalEnergy Guarantee) made by CalEnergy to Funding Corporation under the CalEnergy Guarantee for such period";

                           (iii) deleting the definition of "Partnership Guarantors" and replacing it with the following definition:

                            ""Partnership Guarantors" means each of CEOC, VPC, VPC LLC, Niguel, San Felipe, Conejo, Vulcan, Elmore, Leathers, Del Ranch, Minerals LLC, Turbo LLC, CESS and SSMC";

                           (iv) deleting the definition of "Partnership
Guarantors Pledge Agreement" and replacing it with the following definition:

                  ""Partnership Guarantors Pledge Agreements" means (i) the Stock Pledge Agreement dated as of July 21, 1995 by Magma and the Funding Corporation pledging the stock of CEOC, in favor of the Collateral Agent for the benefit of the Secured Parties and the Funding Corporation, (ii) the Stock Pledge Agreement dated as of July 21, 1995 by Magma and the Funding Corporation pledging the stock of VPC, in favor of the Collateral Agent for the benefit of the Secured Parties and the Funding Corporation, (iii) the Stock Pledge Agreement dated as of June 20, 1996 by CEOC pledging the stock of San Felipe, Conejo and Niguel, in favor of the Collateral Agent for the benefit of the Secured Parties and the Funding Corporation, (iv) the Partnership Interest Pledge Agreement dated as of June 20, 1996 by VPC and VPC LLC (as successor by merger to

         BN/Geothermal) pledging the partnership interests in Vulcan, in favor of the Collateral Agent for the benefit of the Secured Parties and the Funding Corporation, (v) the Partnership Interest Pledge Agreement dated as of June 20, 1996 by Magma, CEOC and San Felipe, pledging the partnership interests in Leathers, in favor of the Collateral Agent for the benefit of the Secured Parties and the Funding Corporation, (vi) the Partnership Interest Pledge Agreement dated as of June 20, 1996 by Magma, CEOC and Conejo, pledging the partnership interests in Del Ranch, in favor of the Collateral Agent for the benefit of the Secured Parties and the Funding Corporation, (vii) the Partnership Interest Pledge Agreement dated as of June 20, 1996 by Magma, CEOC and Niguel, pledging the partnership interests in Elmore, in favor of the Collateral Agent for the benefit of the Secured Parties and the Funding Corporation, (viii) the Membership Interest Pledge Agreement dated as of February ___, 1999 by VPC pledging the membership interests in VPC LLC, in favor of the Collateral Agent for the benefit of the Secured Parties and the Funding Corporation, (ix) the Amended & Restated Membership Interest Pledge Agreement dated as of February ___, 1999 by SSMC pledging the membership interest in Minerals LLC, in favor of the Collateral Agent for the benefit of the Secured Parties and the Funding Corporation, (x) the Amended & Restated Membership Interest Pledge Agreement dated as of February __, 1999 by CESS pledging the membership interest in Turbo LLC, in favor of the Collateral Agent for the benefit of the Secured Parties and the Funding Corporation, (xi) the Stock Pledge Agreement dated as of February ___, 1999 by Magma pledging the stock of CESS in favor of the Collateral Agent for the benefit of Secured Parties and the Funding Corporation, and (xii) the Stock Pledge Agreement dated as of February ___, 1999 by CalEnergy pledging the stock of SSMC in favor of the Collateral Agent for the benefit of Secured Parties and the Funding Corporation."

                           (v) deleting the definition of "Royalty Guarantor"
and replacing it with the following definition:

                  ""Royalty Guarantor" means Royalty LLC."

                           (vi) deleting the definition of "Royalty Pledge
Agreement" and replacing it with the following definition:

                  ""Royalty Pledge Agreement" means the Membership Interest Pledge Agreement dated as February ___, 1999 by Magma and the Funding Corporation pledging the membership interest of the Royalty LLC in favor of the Collateral Agent for the benefit of the Secured Parties."

                           (vii) deleting clause (iii) of the definition of
"Royalty Collateral" and replacing it with the following clause:

                  "(iii) a pledge of the membership interests of the Royalty Guarantor,"

                           (viii) deleting clause (iv) of the definition of
"Salton Sea Collateral" and replacing it with the following clause:

                   "(iv) a pledge of the capital stock of or partnership or membership interests in the Salton Sea Guarantors,"

                           (ix) deleting the definition of "Salton Sea
Guarantors" and replacing it with the following definition:

                  ""Salton Sea Guarantors" means each of SSBP, SSPG, Fish Lake LLC, Power LLC and CESS.";

                           (x) deleting the definition of "Salton Sea Guarantors
Pledge Agreements" and replacing it with the following definition:

                  ""Salton Sea Guarantors Pledge Agreements" means: (i) the Partnership Interest Pledge Agreement, dated as of July 21, 1995, by Magma and SSPC, pledging the partnership interests in SSBP, in favor of the Collateral Agent for the benefit of the Secured Parties and the Funding Corporation, (ii) the Partnership Interest Pledge Agreement, dated as of July 21, 1995, by SSPC and SSBP, pledging the partnership interests in SSPG, in favor of the Collateral Agent for the benefit of the Secured Parties and the Funding Corporation, (iii) the Membership Interest Pledge Agreement, dated as of February __, 1999, by Magma and the Funding Corporation, pledging the membership interests in Fish Lake LLC in favor of the Collateral Agent for the benefit of the Secured Parties and the Funding Corporation, (iv) the Amended & Restated Membership Interest Pledge Agreement, dated as of February ___, 1999, by CESS, pledging the membership interests in Power LLC, in favor of the Collateral Agent for the benefit of the Secured Parties and the Funding Corporation, and (v) the Stock Pledge Agreement dated as of February ___, 1999, by Magma, pledging the stock of CESS in favor of the Collateral Agent for the benefit of the Secured Parties and the Funding Corporation."

SECTION 3. Additional Documents, Financing Statements, Etc. The Trustee, the Collateral Agent, the Depositary Agent, the Funding Corporation, SSPC and each Guarantor shall (and the Funding Corporation shall cause SSPC and each Guarantor to) execute and deliver any additional Financing Document or any amendment or modification to any Financing Document as reasonably required to implement this Supplemental Indenture, the Divestiture, the Zinc Project Restructuring or the LLC Restructuring. The Trustee, the Collateral Agent, the Depositary Agent, the Funding Corporation, SSPC and the Guarantors shall (and the Funding Corporation shall cause SSPC and each Guarantor to) execute and deliver, as requested by either the Trustee or the Funding Corporation, such other documents as shall reasonably be necessary or advisable in order to effect or protect the rights and remedies of Funding Corporation and the Secured Parties granted or provided for by the Indenture or the other Financing Documents to which the Funding Corporation or the Guarantors are party and to consummate this Supplemental Indenture, the Divestiture, the Zinc Project Restructuring and the LLC Restructuring. The Trustee, the Collateral Agent, the Depositary Agent, the Funding Corporation, SSPC and the Guarantors shall, at the Funding Corporation's and the Guarantors' expense, (and the Funding Corporation shall cause SSPC and each Guarantor to) take all reasonable actions (a) that are requested by Funding Corporation or the Trustee or (b) that an Authorized Officer of the

Guarantors has actual knowledge are necessary as a legal matter, to establish, maintain and perfect the first priority security interests of Funding Corporation and the Secured Parties. Without limiting the generality of the foregoing, the Guarantors shall execute or cause to be executed and shall file or cause to be filed such Financing Statements, continuation statements, and fixture filings and such mortgages, or deeds of trust in all places necessary or advisable (in the opinion of counsel for Collateral Agent) to establish, maintain and perfect such security interests.

SECTION 4. Effect Of Supplemental Indenture. Upon the execution of this Supplemental Indenture, the Indenture shall be modified in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes; and every Holder of Securities previously or thereafter authenticated and delivered under the Indenture shall be bound by the terms hereof. This Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part thereof, and the Indenture is hereby incorporated by reference herein and hereby ratified, approved and confirmed. From and after the date hereof, whenever referred to in any Financing Document, the Indenture shall mean the Indenture as modified, amended and supplemented by this Supplemental Indenture.

SECTION 5. Headings For Convenience Only. The descriptive headings in this Supplemental Indenture are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

SECTION 6. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 7. APPLICABLE LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 8. Limitation Of Liability. Section 13.12 of the Indenture is incorporated herein by reference as if set forth in full herein.

IN WITNESS WHEREOF, Salton Sea Funding Corporation has caused this Supplemental Indenture to be executed and its corporate seal to be hereunto affixed, attested by one of its duly authorized officers and Chase Manhattan Bank and Trust Company, National Association, has caused this Supplemental Indenture to be executed by one of its duly authorized officers, all as of the day and year first above written.

[SEAL]                             SALTON SEA FUNDING CORPORATION,
                                   as principal and as agent for the Guarantors

                                   By:  /s/ Gregory E. Abel
                                        ----------------------------
                                        Name:  Gregory E. Abel
                                        Title: President and CEO

Attest:

Title: /s/ Douglas L. Anderson
       ----------------------------
       Assistant Secretary

                                   CHASE MANHATTAN BANK AND TRUST
                                   COMPANY, NATIONAL ASSOCIATION,
                                   as Trustee

                                   By:  /s/ Rose T. Maravilla
                                        ----------------------------
                                        Name:  Rose T. Maravilla
                                        Title: Assistant Vice President

                                TABLE OF CONTENTS
                                -----------------

SECTION 1. Definitions                                               3
           -----------

SECTION 2. Amendments To Indenture.                                  4
           -----------------------

SECTION 3. Additional Documents, Financing Statements, Etc           6
           -----------------------------------------------

SECTION 4. Effect Of Supplemental Indenture                          9
           --------------------------------

SECTION 5. Headings For Convenience Only                             9
           -----------------------------

SECTION 6. Counterparts                                              9
           ------------

SECTION 7. APPLICABLE LAW                                            9
           --------------

SECTION 8. Limitation Of Liability                                   9
           -----------------------